                                                                       EXHIBIT 5

                               HARWELL HOWARD HYNE
                             GABBERT & MANNER, P.C.

JONATHAN HARWELL                                                    M. DAVID COX
LIN S. HOWARD                1800 FIRST AMERICAN CENTER             LEILANI BOULWARE
ERNEST E. HYNE II              315 DEADERICK STREET                 CURTIS J. CAPELING
CRAIG V. GABBERT, JR.      NASHVILLE, TENNESSEE  37238-1800         ALIX COULTER CROSS
MARK MANNER                                                         DONNA J. TORSNEY
JAMES W. CAMERON III            --------------------                GARY N. MEADE, JR.
L. GLENN WORLEY                                                     KRISTOPHER W. KEMP
PETER M. OLDHAM                TELEPHONE (615) 256-0500             J. GREG GIFFEN
GLEN ALLEN CIVITTS             FACSIMILE  (615) 251-1059            JOHN J. BAILEY III
GLENN B. ROSE                                                       M. KIMBERLY STAGG
BENJAMIN C. FORDHAM                                                 ANGELA M. PLAYLE
LEE C. DILWORTH                                                     LESLIE B. WILKINSON, JR.
LAUREN W. ANDERSON                                                  RYAN D. BROWN
JOHN N. POPHAM IV                                                   AMY MARIE SANFORD
JOHN M. BRITTINGHAM                                                 SCOTT CRADDOCK
KAAREN H. ENGEL
SUSAN V. SIDWELL                                                     ---------------
JOHN F. BLACKWOOD
D. ALEXANDER FARDON                                                  BARBARA HOLMES
MICHAEL R. HILL                                                        OF COUNSEL
JOSEPH ALLEN KELLY
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                                December 4, 1998


Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

Ladies and Gentlemen:

         We have acted as legal counsel to Central Parking Corporation, (the
"Company") in connection with the preparation of Registration Statement No.
333-66081 on Form S-4 under the Securities Act of 1933, as amended
("Registration Statement"), relating to up to 7,600,000 shares of the Company's common stock to be issued under the terms and provisions of the Agreement and Plan of Merger by and among the Company, Central Merger Sub, Inc., Allright
Holdings, Inc., Apollo Real Estate Investment Fund II, L.P. and AEW Partners,
L.P.

         We have examined and are familiar with the Amended and Restated Charter and the Bylaws of the Company, the Agreement and Plan of Merger and the various corporate records and proceedings relating to the organization of the Company and the filing of the Registration Statement. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         Based on the foregoing it is our opinion that the common stock being registered by the Registration Statement will, when sold, be legally issued, fully paid and non-assessable.

         Our opinion herein is limited solely to the laws of the United States of America and the State of Tennessee. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Shares, and the reference to this firm under the heading "Legal Matters" in the Prospectus.

                                           Very truly yours,

                                           Harwell Howard Hyne
                                           Gabbert & Manner, P.C.